VHS NETWORK, INC.

                              List of Subsidiaries

                                VHS Network, Inc.

                                    (Florida)

                                   ---------

           GDCT                  Uphill Capital            VHS Acquisition,
       Investment Inc.                Inc.                       Inc.
         (Ontario)                 (Ontario)                  (Florida)
         ---------                 ---------                  ---------


             China eMall Corporation                       VHS Network Inc.
                    (Ontario)                                 (Manitoba)
                    ---------                                 ----------